Exhibit 4.3

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”) dated as of June 14, 2018, among TIME WARNER INC., a Delaware corporation (the “Company”), HISTORIC TW INC., a Delaware corporation (“HTW”), HISTORIC AOL LLC (formerly known as AOL LLC), a Delaware limited liability company (“AOL”), TURNER BROADCASTING SYSTEM, INC., a Georgia corporation (“TBS”), HOME BOX OFFICE, INC., a Delaware corporation (“HBO”), WEST MERGER SUB II, LLC, a Delaware limited liability company (“Merger Sub LLC”), and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York, as successor trustee to The Chase Manhattan Bank), a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, HTW (in its own capacity and as successor to Time Warner Companies, Inc. (“TWCI”)), AOL and TBS have executed and delivered to the Trustee an Indenture (the “Original Indenture”), dated as of April 19, 2001, as amended from time to time, by way of the First Supplemental Indenture, dated as of April 16, 2009, among the Company, HTW (in its own capacity and as successor to TWCI), AOL, TBS and the Trustee, and the Second Supplemental Indenture, dated as of December 3, 2009, among the Company, HTW (in its own capacity and as successor to TWCI), AOL, TBS, HBO and the Trustee (the “Second Supplemental Indenture”) (the Original Indenture, as so amended, is herein called the “Indenture”), providing for the issuance and sale by the Company from time to time of its senior debt securities (the “Securities”, which term shall include any Securities issued under the Indenture after the date hereof);

WHEREAS, HTW has, by way of the Original Indenture, unconditionally and irrevocably guaranteed the obligations of the Company under the Indenture (the “Initial HTW Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the Initial HTW Guarantee;

WHEREAS, AOL has, by way of the Original Indenture, unconditionally and irrevocably guaranteed the obligations of the Company under the Indenture (the “AOL Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the AOL Guarantee;

WHEREAS, TWCI had, by way of the Original Indenture, unconditionally and irrevocably guaranteed the obligations of HTW under the Initial HTW Guarantee (the “TWCI Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the TWCI Guarantee;

WHEREAS, pursuant to a certificate of ownership and merger filed with the Secretary of State of the State of Delaware, TWCI merged with and into HTW on February 24, 2009, with HTW being the surviving corporation, and HTW, by operation of Sections 8.01 and 8.02 of the Indenture, assumed all the guarantee obligations of TWCI under the TWCI Guarantee (such assumed TWCI Guarantee together with the Initial HTW Guarantee, the “HTW Guarantees”);

WHEREAS, TBS has, by way of the Original Indenture, unconditionally and irrevocably guaranteed the obligations of HTW under the Initial HTW Guarantee (the “TBS Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the TBS Guarantee;

WHEREAS, HBO has, by way of the Second Supplemental Indenture, unconditionally and irrevocably guaranteed the full and punctual payment of all monetary obligations of HTW under the HTW Guarantees (including obligations to the Trustee thereunder) and the Securities and of the full and punctual performance within applicable grace periods of all other obligations of HTW under the HTW Guarantees;

WHEREAS, pursuant to the Agreement and Plan of Merger dated as of October 22, 2016 (as it may be amended or otherwise modified from time to time, the “Merger Agreement”), among the Company, AT&T Inc., a Delaware corporation (“AT&T”), West Merger Sub, Inc., a Delaware corporation (“Merger Sub Corp”), and Merger Sub LLC, Merger Sub Corp will merge with and into the Company (the “Initial Merger”), and at the effective time of the Initial Merger (the “First Effective Time”) the separate corporate existence of Merger Sub Corp will cease and the Company will continue as the surviving corporation in the Initial Merger and a wholly-owned subsidiary of AT&T;

WHEREAS, pursuant to the Merger Agreement, immediately following the First Effective Time, the Company, as the surviving corporation in the Initial Merger, will merge with and into Merger Sub LLC (the “Subsequent Merger”), and at the effective time of the Subsequent Merger (the “Second Effective Time”) the separate corporate existence of the Company will cease and Merger Sub LLC will continue as the surviving company in the Subsequent Merger and a wholly-owned subsidiary of AT&T;

WHEREAS, Section 8.01(1)(a) of the Indenture provides that in the case of a merger of the Company into any other Person, the Person into which the Company is merged shall expressly assume by supplemental indenture the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed;

WHEREAS, pursuant to Section 8.02 of the Indenture, upon completion of the Subsequent Merger and the execution and delivery of this Third Supplemental Indenture, Merger Sub LLC shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if Merger Sub LLC had been named as the Company in the Indenture;

WHEREAS, Section 9.01(1) of the Indenture permits the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time and without the consent of the Holders of any Securities, to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of evidencing the succession of another corporation or Person to the Company, and the assumption by such successor of the covenants of the Company contained in the Indenture and in the Securities;

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WHEREAS, the Company is authorized by a Board Resolution to enter into this Third Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture, and all requirements necessary to make this Third Supplemental Indenture a valid instrument in accordance with its terms, to make the assumption of the obligations of the Company under the Indenture a valid act of Merger Sub LLC and the execution and delivery of this Third Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, the Company, HTW (in its own capacity and as successor to TWCI), AOL, TBS, HBO, Merger Sub LLC and the Trustee hereby agree that this Third Supplemental Indenture supplements the Indenture with respect to Securities issued thereunder:

SECTION 1. Definitions. Unless otherwise provided herein, the capitalized terms used and not defined herein have the meanings ascribed to such terms in the Indenture.

SECTION 2. Assumption by Merger Sub LLC. As of the Second Effective Time, Merger Sub LLC, as the surviving company in the Subsequent Merger, hereby assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of the Indenture (as supplemented from time to time) on the part of the Company to be performed or observed. As of the Second Effective Time, Merger Sub LLC hereby succeeds to, is substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if Merger Sub LLC had been named as the Company in the Indenture.

SECTION 3. Effectiveness. In the event that the Second Effective Time does not occur on or prior to the Termination Date (as defined in the Merger Agreement), this Third Supplemental Indenture shall not become operative and shall be null and void immediately following the Termination Date (as defined in the Merger Agreement).

SECTION 4. This Third Supplemental Indenture. This Third Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

SECTION 5. GOVERNING LAW. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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SECTION 6. Counterparts. This Third Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

SECTION 7. Headings. The headings of this Third Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 8. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company, HTW, AOL, TBS, HBO and Merger Sub LLC and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture.

SECTION 9. Separability. In case any one or more of the provisions contained in this Third Supplemental Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Third Supplemental Indenture or of the Securities, but this Third Supplemental Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

TIME WARNER INC.,

by
/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Treasurer

HISTORIC TW INC.,

by
/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Treasurer

HOME BOX OFFICE, INC.,

by
/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Assistant Treasurer

HISTORIC AOL LLC,

by Time Warner Inc.,
as sole member of Historic AOL LLC

by
/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Treasurer

[Signature Page to Third Supplemental Indenture]

TURNER BROADCASTING SYSTEM, INC.,

by
/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Assistant Treasurer

[Signature Page to Third Supplemental Indenture]

WEST MERGER SUB II, LLC,

by
/s/ Julianne K. Galloway
Name: Julianne K. Galloway
Title: Assistant Treasurer

[Signature Page to Third Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee,

by
/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

[Signature Page to Third Supplemental Indenture]